SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C. 20549

                         FORM 8-K

                       CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        July 15, 2011
                       Date of Report
             (Date of Earliest Event Reported)

                    SGREENTECH GROUP LIMITED
    (Exact Name of Registrant as Specified in its Charter)

                           formerly
              ALDERWOOD ACQUISITION CORPORATION


Delaware                 000-54147                  27-3567767
(State or other    (Commission File Number)      (IRS Employer
jurisdiction                                  Identification No.)
of incorporation)

                         Room 1, 13/F
                Hung Tai Industrial Building
                       37 Hung To Road
                 Kwun Tong, Kowloon, Hong Kong

            (Address of Principal Executive Offices)

                      215 Apolena Avenue
                Newport Beach, California 92662
        (Former Address of Principal Executive Offices)

                    (011) 852 275 55022
             (Registrant's Telephone Number)


ITEM 3.02 Unregistered Sales of Equity Securities

     On July 18, 2011 the Registrant issued 27,692,308 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 for services provided to the Corporation.

     2. The Registrant issued 27,692,308 shares of common stock to the following shareholders in the following amounts representing 99.3% of the total outstanding 27,892,308 shares of common stock:

          Zhang Li Ying                      769,231
          Zhou Wei Jian                      769,231
          In Nany Sing Charlie               26,153,846

ITEM 5.01 Changes in Control of Registrant

     On July 15, 2011 the following events occurred which resulted in a change of control of the Registrant:

     1. The Registrant redeemed an aggregate of 19,800,000 of the 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,980.

     3. New officers and directors were appointed and elected and the prior officers and directors resigned.

     The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G on October 7, 2010 as updated by the Annual Reports on Form 10-K filed on March 30, 2010 and Quarterly Reports on Form 10-Q filed January 26, 2011 and May 13, 2011 as supplemented by the information contained in this report.

     The registrant anticipates that it may enter into a business combination with SGreenTech Holdings Ltd. (China), an operating business located in China. No agreements have been reached on terms of any such possible combination and no contracts nor other documents have been executed.

     SGreenTech Holdings Ltd. (China) is a marketer and distributor of entertainment, computing and communications products. Currently, it markets and distributes television sets, including LCD television sets and monitors across the world. SGreenTech Holdings Ltd. (China) has obtained the right to assemble television sets for distribution and sale. Such assembly is conducted through contract manufacturers in China. It anticipates that it will expand into television marketing and distribution. SGreenTech Holdings Ltd. (China) also anticipates that it will enter the cellular telephone and computer markets.

     The Registrant will not make a decision on any such possible combination until it receives the financial report of such possible target company and management has the opportunity to review and evaluate the report.

ITEM 5.02 Departure of Directors or Principal Officers; Election of
          Directors

     On July 15, 2011, James M. Cassidy resigned as the Registrant's president, secretary and director.
     On July 15, 2011, James McKillop resigned as the Registrant's vice president, and director.

     On July 15, 2011, In Nany Sing Charlie was elected to the Board of Directors of the Registrant and was appointed chief executive officer of the Registrant:

     In Nany Sing Charlie, 55, serves as Chief Executive Officer and Director of the Registrant. Mr. In is the director of China Titanium Ltd, as well as chairman of Sino-Environment Technology Group Ltd, both companies listed on the Singapore Stock Exchange. Mr. In is also the director of Sino-Excel Energy Pte Ltd, a company that is listed on the Australian Stock Exchange. Mr. In is also an advisor at Singapore People's Association's Talent Advisory Panel. Mr/ In's experience covers business management, capital sourcing, consulting, marketing, mergers and acquisitions. He and his team have provided business consulting services to Motorola, Hewlett Packard, IBM, Kodak, Citibank, Sapphire Corporation Ltd, Sky China Petroleum and YingLi International. Mr. In was chairman of Direct Marketing Association of Singapore, advisor of Asia Pacific Management Institute and adjunct faculty member of Singapore Institute of Management for 20 years and 17 years at University of South Australia.

     Mr. In holds a Diploma in Marketing from UK Chartered Institute of Marketing, a Masters of Business Administration from University of East Asia and a Postgraduate Diploma in Direct Marketing from
ADMA/Macquarie University Australia.

ITEM 5.03      Amendments to Articles of Incorporation

     On July 13, 2011, the shareholders of the Corporation and the Board of Directors unanimously ratified the change of the Registrant's name to SGreenTech Group Limited and filed such change with the State of Delaware on July 13, 2011.

                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                              SGREENTECH GROUP LIMITED formerly

                              ALDERWOOD ACQUISITION CORPORATION

Date: July 19, 2011           /c/ Charlie In
                                  Chief Executive Officer